                                                                   EXHIBIT 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                    PURSUANT TO SECTION 305(B)(2) ________


                      ------------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                 36-0899825
                                                            (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                    60670-0126
  (Address of principal executive offices)                     (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312)732-6919
           (Name, address and telephone number of agent for service)


                    ----------------------------------------

                         HOUSEHOLD FINANCE CORPORATION
              (Exact name of obligor as specified in its charter)

           Delaware                                           36-1239445
(State or other jurisdiction of                            (I.R.S. employer
 incorporation of organization)                           identification number)

2700 Sanders Road                                                60070
Prospect Heights, Illinois                                     (Zip Code)
(Address of Principal
  Executive Offices)
                                DEBT SECURITIES
                        (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING
               AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D. C.; Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C. .

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable

          9. Not Applicable

* EXHIBITS 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of December, 1995.

                                  THE FIRST NATIONAL BANK OF CHICAGO



                                  BY:     /s/ Steven M. Wagner
                                     _________________________________
                                     Steven M. Wagner
                                     Vice President and Senior Counsel
                                     Corporate Trust Services Division

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(B) OF THE ACT



                               December 5, 1995



Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Household Finance Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO



                                  By:      /s/ Steven M. Wagner
                                      _________________________________
                                      Steven M. Wagner
                                      Vice President and Senior Counsel
                                      Corporate Trust Services Division

                                   EXHIBIT 7



     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


Legal Title of Bank:     The First National Bank of Chicago    Call Date: 09/30/95  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                     Page RC-1
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                          C400       (-
                                                                           DOLLAR AMOUNTS IN          ------------  -----
                                                                               THOUSANDS        RCFD  BIL MIL THOU
                                                                          --------------------  ----  ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)............                        0081    3,444,194    1.a.
    b. Interest-bearing balances(2).....................................                        0071    9,033,869    1.b.

2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)........                        1754      261,869    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).....                        1773      542,724    2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold...............................................                        0276    3,604,442    3.a.
    b. Securities purchased under agreements to resell..................                        0277      772,500    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)....  RCFD 2122 16,414,211                       4.a.
    b. LESS: Allowance for loan and lease losses........................  RCFD 3123    355,947                       4.b.
    c. LESS: Allocated transfer risk reserve............................  RCFD 3128       0                          4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).............................                        2125   16,058,264    4.d.
5.  Assets held in trading accounts.....................................                        3545   14,146,146    5.
6.  Premises and fixed assets (including capitalized leases)............                        2145      597,955    6.
7.  Other real estate owned (from Schedule RC-M)........................                        2150       10,020    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................                        2130       40,104    8.
9.  Customers' liability to this bank on acceptances outstanding........                        2155      573,623    9.
10. Intangible assets (from Schedule RC-M)..............................                        2143      105,787   10.
11. Other assets (from Schedule RC-F)...................................                        2160    1,454,689   11.
12. Total assets (sum of items 1 through 11)............................                        2170   50,646,186   12.


------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:          The First National Bank of Chicago          Call Date:     09/30/95 ST-BK:    17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                                Page RC-2
City, State  Zip:             Chicago, IL 60670-0460
FDIC Certificate No.:         0/3/6/1/8
                              ---------

SCHEDULE RC-CONTINUED

                                                                  Dollar Amounts in
                                                                      Thousands                   BIL MIL THOU
                                                                ---------------------             ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E, part 1)............                         RCON 2200   14,549,199     13.a.
       (1) Noninterest-bearing(1).............................  RCON 6631   5,715,480                             13.a.(1)
       (2) Interest-bearing...................................  RCON 6636   8,833,719                             13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II).........................................                         RCFN 2200   13,281,870     13.b.
       (1) Noninterest bearing................................  RCFN 6631     435,273                             13.b.(1)
       (2) Interest-bearing...................................  RCFN 6636  12,846,597                             13.b.(2)
14. Federal funds purchased and securities sold
    under agreements to repurchase in domestic
    offices of the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased................................                         RCFD 0278    4,108,510     14.a.
    b. Securities sold under agreements to repurchase.........                         RCFD 0279    1,405,589     14.b.
15. a. Demand notes issued to the U.S. Treasury...............                         RCON 2840       98,343     15.a.
    b. Trading Liabilities....................................                         RCFD 3548    8,276,459     15.b.
16. Other borrowed money:
    a. With original maturity of one year or less.............                         RCFD 2332    2,290,279     16.a.
    b. With original maturity of more than one year...........                         RCFD 2333      549,433     16.b.
17. Mortgage indebtedness and obligations under
    capitalized leases........................................                         RCFD 2910      280,522     17.
18. Bank's liability on acceptance executed
    and outstanding...........................................                         RCFD 2920      573,623     18.
19. Subordinated notes and debentures.........................                         RCFD 3200    1,225,000     19.
20. Other liabilities (from Schedule RC-G)....................                         RCFD 2930      907,545     20.
21. Total liabilities (sum of items 13 through 20)............                         RCFD 2948   47,546,372     21.
22. Limited-Life preferred stock and related surplus..........                         RCFD 3282        0         22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............                         RCFD 3838        0         23.
24. Common stock..............................................                         RCFD 3230      200,858     24.
25. Surplus (exclude all surplus related to
    preferred stock)..........................................                         RCFD 3839    2,317,534     25.
26. a. Undivided profits and capital reserves.................                         RCFD 3632      582,210     26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities.......................                         RCFD 8434         (806)    26.b.
27. Cumulative foreign currency translation adjustments.......                         RCFD 3284           18     27.
28. Total equity capital (sum of items 23 through 27).........                         RCFD 3210    3,099,814     28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22, and 28)..........                         RCFD 3300   50,646,186     29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that                        Number
     best describes the most comprehensive level of auditing work performed                     ---------------
     for the bank by independent external auditors as of any date during 1993.................  RCFD 6724   N/A     M.1.
                                                                                                ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.